                                                                    EXHIBIT 24.2

             POWER OF ATTORNEY FOR FORM S-3 REGISTRATION STATEMENT

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DONALD A. WRIGHT, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement having SEC file number 333-44686, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following person in the capacity indicated on October 13, 2000:

          Signature                          Title
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 /s/  GENE C. SHARRATT, Ph.D.                Director
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      GENE C. SHARRATT, Ph.D.